Exhibit 99.1

VIASPACE Developing Technology to Detect Suicide Bombers; Arroyo Sciences Announces Collaboration Agreement With ViaLogy Corp.

Wednesday August 31, 9:20 am ET

PASADENA, Calif., Aug. 31 /PRNewswire-FirstCall/ — VIASPACE Inc. (OTC Bulletin Board: VSPC — News), a company that transforms proven space and defense technologies from NASA and the Department of Defense into hardware and software solutions that solve today’s complex problems, announced today that its subsidiary Arroyo Sciences has entered into a strategic collaboration agreement with ViaLogy Corp. to develop and commercialize instruments to detect concealed improvised explosive devices (IED) worn by suicide bombers and other concealed weapons. This application is directed at homeland security and defense markets. Another application is to detect pilfered industrial items and other contraband concealed under a person’s clothing. ViaLogy Corp. develops and markets active signal processing software solutions based on a revolutionary signal processing technology, Quantum Resonance Interferometry (QRI), which detects and discriminates data obscured by background noise with very high sensitivity and accuracy. This collaboration is directly responding to an increased global threat from improvised explosive devices. The announcement was made by AJ Abdallat, COO of VIASPACE.

The Arroyo Sciences project, code-named DEEPSCAN, combines advanced sensor hardware with proprietary software from Arroyo and ViaLogy. The goal is to produce a network-centric smart sensor with real-time threat isolation software. DEEPSCAN will deliver an integrated computational system based on Arroyo’s proprietary ViaCore sensor fusion engine and ViaLogy’s QRI software. The two companies are evaluating several sensor candidates for DEEPSCAN development. Originally, intended for real-time seaport and airport cargo scanning and analysis of data acquired using X-ray and gamma ray sensors, DEEPSCAN architecture has been expanded now to address scanning of vehicles and people. Arroyo and ViaLogy have also conducted initial trials on concealed weapon detection using an advanced imager. DEEPSCAN’s goal is to detect concealed explosives from standoff distances.

DEEPSCAN technology from Arroyo and ViaLogy is protected by 12 issued and allowed patents and several patents pending. An immediate application for DEEPSCAN would be entrances to critical infrastructure, transportation facilities and border crossings.

About VIASPACE: Unparalleled Knowledge. Unparalleled Solutions.

VIASPACE is a diversified technology company with unparalleled knowledge and expertise in energy/fuel cells, microelectronics, sensors, homeland security & public safety, information & computational technology, and RFID. Founded in 1998 with the objective of transforming proven space and defense technologies from NASA and the Department of Defense into hardware and software solutions that solve today’s complex problems, VIASPACE benefits from important patent and software licenses from Caltech, which manages NASA’s Jet Propulsion Laboratory, and from relationships with research laboratories, universities, and other organizations within the advanced technology community. For more information, please visit our website at www.VIASPACE.com, contact Investor Relations at (888) 359-9558 or IR@VIASPACE.com, or Public Relations at PR@VIASPACE.com.

ABOUT VIALOGY CORP.

ViaLogy Corp., founded in 1999, is a privately held company located in Pasadena, California, that develops and markets active signal processing software solutions that are applicable to a wide variety of high technology industries (www.vialogy.com). ViaLogy has invented and patented a revolutionary signal processing technology, Quantum Resonance Interferometry (QRI). The company developed and is selling the only active signal processing product capable of being deployed on a software platform without the use of expensive and application-specific hardware. ViaLogy has been focusing on life sciences applications such as data analysis for DNA MicroArray chips and mass spectrometry.

Except for statements of historical fact, the information presented herein constitutes forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Such forward-looking statements involve known and unknown risks, uncertainties and other factors which may cause the actual results, performance or achievements of the company to be materially different from any future results, performance or achievements expressed or implied by such forward-looking statements. Such factors include general economic and business conditions, the ability to acquire and develop specific projects, the ability to fund operations and changes in consumer and business consumption habits and other factors over which VIASPACE has little or no control.

ON BEHALF OF THE BOARD

VIASPACE Inc.

Dr. Carl Kukkonen, CEO